CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                             SECURITIES ACT OF 1934

Date of Report
(Date of Earliest Events Reported):                  Commission File Number:
July 11, 2001                                              000-28453


                                   FORM 8-K/A
                                 Amendment No. 2


                        Ameri-First Financial Group, Inc.
             ------------------------------------------------------
             (exact name of registrant as specified in its charter)

         Delaware                                            75-2610236
---------------------------                             -----------------------
(State of Incorporation)                                    (IRS ID No.)

  6060 N. Central Expressway, Suite 560 #7, Dallas, Texas            75206
  --------------------------------------------------------          -------
   (Address of principal executive offices)                        (Zip code)

Registrant's telephone number, including area code: 214-800-2842

Item 4. Change in Registrant's Certifying Accountant.

     S.W. Hatfield, Certified Public Accountant, of Dallas, Texas audited the Registrant's financial statements at and for the year ended December 31, 1999, and the opinion of S.W. Hatfield was not qualified in any manner. For certain business reasons, the Board of Directors of the Registrant has chosen not to engage S.W. Hatfield to audit the Registrant's financial statements at and for the year ended December 31, 2000. The auditor-client relationship between the Registrant and S.W. Hatfield has ceased.

     During the Registrant's relationship with S.W. Hatfield, there were no disagreements between the Registrant and S.W. Hatfield on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In addition, there were no disagreements between the Registrant and S.W. Hatfield on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures for the December 31, 1999 financial statements. Further, there have been no disagreements between the Registrant and the S.W. Hatfield on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures for December 31, 1999 to the present.

     The Registrant previously disclosed that it had engaged John S. Osborn, P.C., Certified Public Accountants, of Plano, Texas, to audit its financial statements at and for the year ended December 31, 2000. This amended 8-K is to correct such prior disclosure as John S. Osborn, P.C. was never engaged to serve as the Registrant's auditor.

Item 7. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits: 16. Letter of S.W. Hatfield

Previously filed with amended 8-K filed on July 11, 2001

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         AMERI-FIRST FINANCIAL GROUP, INC.


                                        By: /s/ Gary W. Bell
                                        ----------------------------------------
                                            Gary W. Bell, President


DATE: October 18, 2002
Dallas, Texas